UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

VAXGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-26483	94-3236309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement.

Note Repurchase Agreements

On July 22, 2008, VaxGen, Inc. (“VaxGen”) entered into Note Repurchase Agreements with QVT Fund LP (the “QVT Agreement”), Quintessence Fund L.P. (the “Quintessence Agreement”) and Deutsche Bank AG London (the “Deutsche Bank Agreement”), whereby VaxGen agreed to repurchase its 5 1/2% convertible senior subordinated notes due April 2010 (the “Notes,” and each, a “Note”).

Pursuant to the QVT Agreement, VaxGen agreed to repurchase its Note in the principal amount of $1,649,000 at a purchase price of $1,352,180, plus accrued interest of $28,468.15, based on an assumed settlement date of July 24, 2008. Pursuant to the Quintessence Agreement, VaxGen agreed to repurchase its Note in the principal amount of $189,000 at a purchase price of $154,980, plus accrued interest of $3,262.88, based on an assumed settlement date of July 24, 2008. Pursuant to the Deutsche Bank Agreement, VaxGen agreed to repurchase its Note in the principal amount of $162,000 at a purchase price of $132,840, plus accrued interest of $2,796.75, based on an assumed settlement date of July 24, 2008.

The transactions described above were initiated by the noteholders and were not the result of any solicitation by or on behalf of VaxGen. VaxGen has not initiated any broader effort to repurchase or restructure its remaining Notes.

The QVT Agreement, Quintessence Agreement and Deutsche Bank Agreement are attached to this report as Exhibits 10.1, 10.2, and 10.3, respectively (the “Agreements”). The foregoing descriptions are qualified in their entirety by reference to the full text of the Agreements.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Note Repurchase Agreement, dated July 22, 2008, by and between VaxGen, Inc. and QVT Fund LP.

10.2	Note Repurchase Agreement, dated July 22, 2008, by and between VaxGen, Inc. and Quintessence Fund L.P.

10.3	Note Repurchase Agreement, dated July 22, 2008, by and between VaxGen, Inc. and Deutsche Bank AG London.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: July 24, 2008

By: /s/ James P. Panek
James P. Panek
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Repurchase Agreement, dated July 22, 2008, by and between VaxGen, Inc. and QVT Fund LP.

10.2	Note Repurchase Agreement, dated July 22, 2008, by and between VaxGen, Inc. and Quintessence Fund L.P.

10.3	Note Repurchase Agreement, dated July 22, 2008, by and between VaxGen, Inc. and Deutsche Bank AG London.